Exhibit 16.2

                                Sherb & Co., LLP
                                805 Third Avenue
                            New York, New York 10022



September 16, 2005


         We have read the statements made by Nova Biogenetics, Inc. which was provided to us on September 14, 2004, which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 5, 2004; the 8-K being designated as Form 8-K/A-1. We agree with the statements concerning our Firm in such Form 8-K/A-1.


 Very truly yours,

 /s/ Sherb & Co., LLP
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 Sherb & Co., LLP